Exhibit 17(A)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director, of MINERVA FUND, INC., a Maryland corporation (the "Company"), does hereby make, constitute and appoint John J. Pileggi, Joan V. Fiore and Robert Kaner, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the Registration Statement on Form N-1A relating to the shares of the Company, and any and all amendments (including post-effective amendments) to the foregoing Registration Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Company to effectuate the intents and purposes hereof, and the undersigned hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed his name, this 15th day of January, 1996.

                                                    /s/ Charles A. Parker
                                                    ---------------------
                                                    Charles A. Parker
                                                    Director